Exhibit 99.1

Suja Minerals To Acquire Global Energy Innovations Inc.

Las Vegas, NV, Jul 25, 2013 (WORLD STOCK WIRE via COMTEX) -- SUJA MINERALS CORP (OTCQB: SJML) announced today the execution of a Memorandum of Understanding (MOA) with GLOBAL ENERGY INNOVATIONS, INC. (GEI) and their fuel cell systems technology. The terms of the MOA state that the parties will execute a definitive agreement on or before July 31, 2013.

GLOBAL ENERGY INNOVATIONS INC., in cooperation with governments and industry around the world, will provide GEI's unique technology for scalable, green fuel cell power plants. A multi-trillion dollar market is available and GEI intends to be a world leader in providing clean, inexpensive energy. GEI's commercial potential is essentially unlimited. By becoming public and raising the necessary capital, GEI will be able to aggressively expand into the worldwide market for clean and inexpensive energy (www.geiglobal.com).

The GEI X5 is different; it is a "hybrid" fuel cell power system that incorporates a high temperature PEM (Polymer Exchange Membrane) fuel cell and a high-density energy storage system. Because batteries and ultra-caps are excellent at satisfying high instant power demands, as such GEI fuel cell power systems can be sized to meet nominal power requirements and can be integrated with solar and wind projects to achieve maximum efficiency.

Matt Reams, President and CEO of SUJA MINERALS CORP, stated, "The GEI commercial potential is unlimited and will focus much of their attention on the large scale power utilities worldwide as it has the ability to become both a technology game changer and a market leader."

Fuel cells are a highly efficient, combustion-less, reliable, and virtually pollution-free energy source that provide electricity to power a wide array of applications, including buildings (manufacturing facilities, hotels and hospitals), primary power for grid integration, automobiles, emergency back-up systems, and base load grid power. A fuel cell uses fuel - usually hydrogen, extracted from common fuels such as natural gas, and oxygen - to produce electricity. In principle, a fuel cell is an electrochemical device that operates like a battery. However, unlike a battery, a fuel cell requires re-fueling and not recharging. Fuel cells will continue to produce electricity and heat as long as there is a constant fuel source. Hydrogen fuel cells work simply, have no moving parts, and operate silently, with water and excess heat as their only by-products. Fuel cells thus provide the ideal solution for a myriad of portable, on-board and stationary electric power generation applications.

Matt Reams, President and CEO of SUJA MINERALS CORP, stated, "Due to the ongoing difficulty with trying to secure the necessary capital for junior exploration in North America the Company has decided to proceed in a new business direction. I am extremely excited and impressed with the novel GEI technology and the real potential to finally meet the ever-expanding global need for clean and sustainable energy with near zero emissions.

"We believe that Dr. K. J. Berry, P.E. and the GLOBAL ENERGY INNOVATION team have developed a very exciting fuel cell technology, which is further combined with a superior business strategy and global vision that will accelerate commercialization of this technology worldwide to support and resolve the future demand and power limitations the world is currently experiencing. As such we will change our name from SUJA MINERALS CORP to GEI GLOBAL ENERGY CORP., to leverage this multi-trillion dollar global energy opportunity." Dr. K. J. Berry will continue to provide high-impact leadership as Chairman, CEO, and President of GEI Global Energy Corp.

Dr. Berry, honored as Flint, Michigan's fuel cell father(1), has been Professor of Mechanical Engineering for over 26 years at Kettering University, and served as the former Head of Mechanical Engineering for 17 years. With over 1200 students mechanical engineering is ranked as one of the largest undergraduate programs in the country, and has been constantly ranked in the top 5 by U.S. News and World Report.

Dr. Berry, honored as an ASME (American Society of Mechanical Engineers) Fellow, also spearheaded, conceived, and raised over $10 million in funding for Kettering's Center for Fuel Cell Systems Engineering's (www.kufuelcellcenter.info) research initiatives. Recognizing the lack of an infrastructure for the storage and distribution of hydrogen as a "fuel," as required for traditional fuel cells, as being a major barrier to global fuel cell commercialization, Dr. Berry's vision was a more robust fuel cell power plant system to leverage the existing global logistic fuel infrastructure such as abundant and inexpensive natural gas. The result being the GEI X5 as a novel and revolutionary hybrid fuel cell power systems architecture.

Berry says, "Our vision is to be the world leader for innovation in fuel cell systems engineering, and for developing products and strategies that improve the social and economic quality of life for millions." We believe this vision is achievable due to our "Blue Ocean" strategy supporting common fuel cell power systems that are scalable, customer-centric and applicable across multiple industry sectors.

The GEI fuel cell systems can operate on a number of fuel sources such as natural gas, ethanol, propane and biofuels. Since GEI's fuel cells can leverage the existing logistic fuel infrastructure, this makes the Company very unique in the industry. Fuel sources such as natural gas are cheap and abundant worldwide; this will enable GEI to be very competitive. Since the GEI X5 "brand" fuel cell system is scalable and stackable, it enables the Company to become a market leader in every category of the fuel cell Industry and has the potential to create new categories. GEI can build fuel cells ranging from 2 kW - 100 kW and since the Company has the ability of stacking the fuel cells like building blocks it can build fuel cell power plants that are multi-megawatt in size. The GEI commercial potential is unlimited and will focus much of their attention on the large scale power utilities worldwide as it has the ability to become both a technology game changer and a market leader.

The GEI fuel cell system provides 24-7 primary power for homes and buildings and is paramount due to very restrictive offerings from other companies with only back-up power (due to fuel restrictions) or power to one singular application (due to technology restrictions). The GEI X5 core strategy is to avoid providing a "niche" technology for a "niche" application, but rather provide a robust and scalable systems technology applicable across multiple platforms that allow high volume cost reductions and savings in design and manufacturing cost. There are currently 3 patents that protect this technology and the Company plans for several more to be filed before the end of 2013.

ABOUT GEI: GLOBAL ENERGY INNOVATIONS INC. was founded in 2007 and is part of the fuel cell and sustainable/alternative energy industry. Global Energy spent the last 7 years testing the product and has had running prototypes with all data for over 3 years. (www.geiglobal.com)

There also exists the option to integrate the GEI X5 "hybrid" fuel cell power systems technology with an auxiliary solar/wind grid. In this operational mode, the GEI fuel cell system is designed to integrate seamlessly with other alternative energy systems such as solar and wind and would reduce the use of natural gas and concurrently allows the solar array to provide steady continuous power, depending upon environmental conditions and the size of the solar grid. This is known as solar balancing. The combined solar/fuel cell system would operate 24-7 and represents the optimum in power generation efficiency for both solar and fuel cell systems. As such, solar companies have expressed interest in exclusive global license opportunities.

Dr. Berry continued to say, "In July of 2013 we secured a manufacturing facility in Flint, Michigan, USA. We intend on ramping up production so we can start to ship product before the end of 2013. We are in the process of a manufacturing roll out process, which will include ordering and assembling necessary equipment to deliver the GEI X5 fuel cell power system by the end of the year.

"Our new company, GEI GLOBAL ENERGY CORP., and our brand, the GEI X5, represent a revolutionary and smart, multi-fuel, clean, silent, and affordable fuel cell auxiliary electric power generation system for residential, commercial, military, and industrial electric applications. Our unique scalable modular technology allows power systems from a few kW to several hundred MW. Our power systems employ a superior technology that conserves Earth's natural resources, improves people's quality of life, and assures energy security." (www.geiglobal.com)

ABOUT SUJA MINERALS CORP: SUJA MINERALS CORP (SJML), an exploration stage company, focuses on acquiring and exploring mineral properties. The company intends to explore for dolomite and limestone. It owns an option to acquire a 100% interest in the Crawford Creek property consisting of 1 mineral claim with an area of approximately 460 acres (208.93 hectares) located in southwestern British Columbia, Canada. The company was founded in 2010 and is based in Las Vegas, Nevada.

GEI GLOBAL ENERGY CORP. will offer advanced fuel cell products. Other competing companies are General Electric (GE), Bloom Energy (www.bloomenergy.com), Clear Edge Power (www.clearedgepower.com), Ballard Power Systems (www.ballard.com), and FuelCell Energy Inc. (www.fuelcellenergy.com).

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated future production. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mining exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Matt Reams

Suja Minerals

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Las Vegas, NV -

USA

Phone: 702-425-2873